UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

LANGUAGE ACCESS NETWORK, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4.	Proposed maximum aggregate value of transaction: $
5.	Total fee paid:
$_________

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:
2.	Form, Schedule or Registration Statement No:
3.	Filing Party:
4.	Date Filed:

LANGUAGE ACCESS NETWORK, INC.
111 W. Rich Street, Suite 150, Columbus, Ohio 43215
April 24, 2008

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS

Dear Stockholder:

This Notice and Information Statement are being furnished to you to provide a description of actions taken on January 22, 2008 by the holders of approximately 51.2% of our outstanding shares of Common Stock in accordance with Sections 78.320 and 78.565 of the Nevada Revised Statutes and our articles of organization and bylaws. This Information Statement is first being mailed to stockholders as soon as the Securities and Exchange Commission completes its review and comment on the filing, and relates to the following actions of a majority of our stockholders:

•
To approve and authorize an acquisition agreement (the “Acquisition Agreement”), dated as January 16, 2008 by and among the us, Interim Support, LLC, a Nevada limited liability company, iBeam Support Solutions, LLC, a Nevada limited liability company and our wholly owned subsidiary, and the individual officers and directors of our company that have resigned in connection with the transactions described in the Acquisition Agreement.

We will not take the above described corporate action until a date not less than 20 calendar days after we mail this Information Statement to our record stockholders. Under applicable federal securities laws, a corporate action approved in a written consent of stockholders cannot be taken until at least 20 calendar days after the date on which an information statement in definitive form is mailed to stockholders in accordance with SEC rules.  Pursuant to the Acquisition Agreement, Interim Support, LLC has agreed to purchase, and we have agreed to sell, 100% of the issued and outstanding shares of capital stock of Language Access Network, LLC, an Ohio limited liability company and our wholly-owned subsidiary (“T-LAN”), in exchange for the assumption of certain liabilities and other terms described in the accompanying Information Statement (the “Sale”).  Interim Support, LLC is an entity formed on October 5, 2007 by certain officers and directors of our company for the purposes of facilitating a loan transaction.

The Acquisition Agreement is included as Annex A to the accompanying Information Statement.  This Sale may constitute a sale of substantially all our assets within the meaning of the Nevada Revised Statutes, and thus, we have obtained the approval of the holders of a majority of our issued and outstanding Common Stock.  Our board of directors approved the terms of the Acquisition Agreement and the transaction contemplated thereby on January 15, 2008.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE ACQUISITION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Your vote or consent is not requested or required to approve these matters.  The accompanying Information Statement is furnished only to inform you of the actions described above before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and related provisions.

By Order of the Board of Directors /s/ Eric Schmidt Eric Schmidt President, CEO and Director

INFORMATION STATEMENT

LANGUAGE ACCESS NETWORK, INC.
111 W. Rich Street, Suite 150, Columbus, Ohio 43215
April 24, 2008

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS

This Information Statement is being mailed as soon as the Securities and Exchange Commission completes its review and comment on the filing, to our stockholders of record at the close of business on January 17, 2008 to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

On January 22, 2008, the holders of 16,482,260 shares of Common Stock, representing approximately 51.2% of the total number of issued and outstanding shares of our capital stock entitled to vote on this matter, approved the following resolutions by written consent:

•
To approve and authorize an acquisition agreement (the “Acquisition Agreement”), dated as January 16, 2008 by and among the us, Interim Support, LLC, a Nevada limited liability company, iBeam Support Solutiuons, LLC, a Nevada limited liability company and our wholly owned subsidiary, and the individual officers and directors of our company that have resigned in connection with the transactions described in the Acquisition Agreement.

  We will not take the above described corporate action until a date not less than 20 calendar days after we mail this Information Statement to our record stockholders. Under applicable federal securities laws, a corporate action approved in a written consent of stockholders cannot be taken until at least 20 calendar days after the date on which an information statement in definitive form is mailed to stockholders in accordance with SEC rules.  As of January 17, 2008, we had 32,132,333 shares of Common Stock issued and outstanding, all of which are voting securities that would be entitled to vote on this matter at a special meeting of stockholders if one were to be held.  Each share of Common Stock is entitled to one vote.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides that any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action.  In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible, our board of directors obtained the written consent of our stockholders who, in the aggregate, hold shares representing more than 50% of the Company's issued and outstanding shares of voting capital stock.  Accordingly, no other vote or stockholder action is required.

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.  We will also pay the expenses of furnishing this Information Statement, including the costs of preparing, assembling and mailing this Information Statement.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.  NO VOTE OR OTHER ACTION BY OUR STOCKHOLDERS IS REQUIRED IN RESPONSE TO THIS INFORMATION STATEMENT.  NEVERTHELESS, YOU ARE URGED TO READ THIS INFORMATION STATEMENT CAREFULLY AND IN ITS ENTIRETY.

Any stockholder who desires more information regarding us may review our filings with the Securities and Exchange Commission. We are a public company and file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  Copies of the reports, proxy statements and other information may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Our Common Stock is quoted on the OTC Bulletin Board by the National Association of Securities Dealers, Inc. under the symbol “LANW.OB.”

The date of this Information Statement is April 24, 2008.

Table of Contents

Page

STATEMENTS REGARDING FORWARD LOOKING INFORMATION	4

CERTAIN DEFINITIONS	5

SUMMARY TERM SHEET	5

THE PARTIES TO THE SALE	6

THE BUSINESS OF LANGUAGE ACCESS AFTER THE SALE	9

THE SALE	15

INTERESTS OF LANGUAGE ACCESS OFFICERS AND DIRECTORS IN THE SALE	10

RISK FACTORS	6

THE ACQUISITION AGREEMENT	14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16

WHERE YOU CAN FIND ADDITIONAL INFORMATION	17

CERTAIN UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION	19

LANGUAGE ACCESS NETWORK, LLC UNAUDITED FINANCIAL STATEMENTS	20

Annexes

Annex A - Acquisition Agreement, dated January 16, 2008

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

This Information Statement and the documents incorporated in this document by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the Sale on the Company's financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. All statements herein that are not statements of historical fact are forward-looking statements. Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that those expectations will prove to have been correct.

Forward looking statements in this Information Statement include, but are not limited to the following:

•	Our beliefs, expectations and intentions regarding our operations after the Sale;
•	Our expectation that the Sale will be completed after all conditions to Acquisition Agreement are satisfied or waived and that the Sale will be completed in the first quarter of 2008;
•	that we generally do not expect any waivers of conditions to the Acquisition Agreement to be significant enough to require resolicitation of stockholders;
•	that the closing date of the transaction will be as soon as practicable after the satisfaction or waiver of all conditions to the Acquisition Agreement;
•	the financial results set forth in our unaudited pro forma consolidated financial data.

All forward-looking statements included in this Information Statement are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Some of the factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following possibilities:

•	the timing of the completion of the proposed Sale may be materially delayed or the Sale may be prohibited;
•	general economic conditions or conditions in securities markets may be less favorable than anticipated;
•	retaining key personnel after the Sale may be more difficult than expected;
•	contingencies may arise of which we are not currently aware or of which we underestimated the significance;
•	our revenues after the Sale may be lower than expected;
•	our after the Sale may depend on factors that we are not currently aware of;
•	certain delays regarding the closing of the Sale that we are currently not aware of;

Some of these factors and additional risks and uncertainties are further discussed under “Risk Factors” beginning on page 9 of this Information Statement. Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. Our stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this Information Statement or the date of any document incorporated herein by reference.

CERTAIN DEFINITIONS

For the purposes of this Information Statement, the terms "Language Access," we," "us," "our," and the "Company" refer to Language Access Network, Inc., a Nevada corporation.  The term “T-LAN” refers to Language Access Network, LLC, an Ohio limited liability company and wholly owned subsidiary of Language Access.   The term “Acquisition Agreement” refers to the Acquisition Agreement by and among Language Access, Interim Support, LLC, iBeam Support Solutions, LLC, a Nevada limited liability company and our wholly owned subsidiary, and the individual officers and directors of our company that have resigned in connection with the transactions described in the Acquisition Agreement, dated January 16, 2008.  The term “Sale” refers to the sale of all of the issued and outstanding common stock of T-LAN by Language Access to Interim Support, LLC. The term “Purchaser” refers to Interim Support, LLC, a Nevada limited liability company.  The term “Common Stock” means to the common stock of Language Access, $0.001 par value per share.  References to the “NRS” shall refer to the Nevada Revised Statutes.

SUMMARY TERM SHEET

The following summary highlights selected information from this Information Statement relating to the sale of Language Access Network, LLC. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Information Statement, the annexes attached hereto and the documents referred to or incorporated by reference herein. Each item in this summary includes a page reference directing you to a more complete description of that item. We encourage you to read this Information Statement and the annexes attached hereto in their entirety. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The Parties to the Sale (Page 6): On January 16, 2008, the Company executed the Acquisition Agreement by and among the Company, the Purchaser, iBeam Solutions, LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“iBeam”) and certain individuals, who are former officers and directors of the Company.

The Sale (Page 15): Pursuant to the Acquisition Agreement, the Company agreed to sell all interest in T-LAN to Interim in exchange for the assumption of certain liabilities contained in the Acquisition Agreement and other terms explained in “the Sale” below.

Reasons for the Sale (Page 16):  In light of declining stock prices and the Company’s inability to sustain sufficient cash flow to meet operating expenses and payroll, the majority creditors who have the power to become the majority shareholder of the Corporation have proposed that the board of directors immediately resign, and that the Company be authorized to sell all or substantially all of its assets comprising, and/or units of membership interest in, T-LAN to Purchaser owned or controlled by the exiting directors of our company.

Approval of the Sale (Page 17): On January 15, 2008, the Company’s board of directors unanimously approved the terms of the Acquisition Agreement and the transactions contemplated thereby.  As of January 17, 2008, the record date for approval of the Sale, there were outstanding 32,132,333 shares of Common Stock of the Company.  A majority vote of 51.2% of the outstanding shares of Common Stock of the Company has been obtained.

Regulatory Approvals of the Sale (No Page) The Company is not required to obtain the approval of any state or federal regulatory agency in order to consummate the Sale of T-LAN to Purchaser.

Business of the Company after the Sale (Page 7): Upon consummation of the proposed Sale of T-LAN, the business of iBeam Solutions, LLC will comprise our operations for the foreseeable future.

We acquired our wholly-owned subsidiary iBeam Solutions, LLC (“iBeam”) on July 31, 2007. iBeam was organized in the state of Ohio as a Limited Liability Company on October 5, 2000, and incorporated in the state of Ohio on January 9, 2001. iBeam’s business plan remains focused on providing technology solutions to businesses nationally and internationally by providing hardware, software, temporary employees, and consulting services.

iBeam is a Microsoft Certified Partner, Novell certified, Dell Alliance Partner, and resellers for most major brands including Compaq, IBM, Toshiba, APC, Liebert, Symantec, 3Com, Cisco, McAfee, Canon, SonicWALL and many more. Some of their clients include Cardinal Health, The Daimler Group, Zieger Tigges Little & Lindsmith, Sakamura USA, Inoveris, Omeris, the Village of Canal Winchester and Vision Into Action Academy.

Through iBeam, we provide design and implementation of networks, security and Internet monitoring, technical support, web development, graphic design, application development, database development and support, phone and data wiring, wireless solutions, phone system installation and support, web site hosting, server and PC sales and service, sales and support for all brands and types of hardware and software, web cams, forensic technology services, help desk services, and monitoring. We often become the Information Technology (“IT”) department for our clients businesses, providing all IT-related services and reducing their overhead, management, and other related costs.

Absence of Dissenters' Rights (Page 18): No dissenters' or appraisal rights are available to the Company's stockholders under the NRS or our articles of organization or bylaws in connection with the Acquisition Agreement or the transactions contemplated thereby.

Certain Interests in the Sale (Page 18): In connection with the Sale, certain of our officers and directors may have interests in the Sale that may be different from, or in addition to, their interests as stockholders.  These officers and members of our board of directors knew about these additional interests and considered them when they approved the Acquisition Agreement.

Reports, Opinions, Appraisals (No Page); No report, opinion, or appraisal has been received from an outside party in connection with the Sale.

THE PARTIES TO THE SALE

Language Access Network, Inc.
111 W. Rich Street, Suite 150
Columbus, Ohio 43215
(614) 355-0900

We operate through two subsidiaries: T-LAN and iBeam Solutions, LLC. T-LAN provides video language interpretation services on a national and international basis. T-LAN is currently focused on interpretation services in the health care (hospital, clinic) and pharmacy industries. iBeam Solutions, LLC, founded in 2000 and based in Canal Winchester, Ohio, is a comprehensive provider of technology solutions to businesses. Our Common Stock, par value $0.001 per share, is traded on the OTC Bulletin Board.

iBeam Solutions, LLC.
111 W. Rich Street, Suite 150
Columbus, Ohio 43215
(614) 355-0900

Upon consummation of the proposed Sale of T-LAN, our remaining business will be iBeam Solutions, LLC. A description of the business of iBeam Solutions, LLC is described in this Information Statement under the heading “THE BUSINESS OF LANGUAGE ACCESS AFTER THE SALE.”

Interim Support, LLC
111 W. Rich Street, Suite 150
Columbus, Ohio 43215
(614) 355-0900

The Purchaser is a Nevada limited liability company formed on October 5, 2007 under management and membership of our officers and directors including, Laurence E. Sturtz, Andrew Panos, James Schilling, Dr. John “Jack” Perez, Dr. Val Warhaft, Dr. James Ginter, and Michael Guirlinger, for the purpose of facilitating a loan to Language Access.

Directors

In connection with the Sale, on January 16, 2008, Laurence Sturtz, Andrew Panos, Dr. John Perez, Dr. Val Warhaft and Dr. James Ginter resigned as members of our board of directors, Laurence Sturtz resigned as chairman of the board of directors, Andrew Panos resigned as President of our company, and Michael Guirlinger resigned as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of our company. Laurence Sturtz, Andrew Panos, Dr. John Perez, Dr. Val Warhaft and Dr. James Ginter will continue to serve as members of the board of directors until the filing and mailing of a notice on Schedule 14f-1 Information Statement of our company.

THE BUSINESS OF LANGUAGE ACCESS AFTER THE SALE

Upon consummation of the proposed Sale of T-LAN, the business of iBeam Solutions, LLC will comprise our operations for the foreseeable future.

Business of Company

Through our wholly-owned subsidiary, iBeam, we are engaged in the business of selling brand-name IT hardware and software (our “Products”), and consulting and web hosting services (our “Services”) specifically for large enterprises, SMB’s, and public sector institutions in the United States and abroad. Our Products and Services are intended to enable companies of all sizes to understand, manage, and leverage technology efficiently and effectively, allowing them to focus on their core business activities without the diversion of time and finances that can result from an absence of technical proficiency and guidance.

We realize revenues through the sale of hardware and software, by charging clients for out IT consulting services, and through fees collected for hosting client websites. We intend to grow over the next twelve months through an expansion of our client base, and by the acquisition of other companies engaged in similar or complementary businesses. We feel that by focusing on our role as consultants, we can provide the best value to our clients while generating business for our technology sales. This will allow us to help accelerate attainment of our clients’ business objectives, expand the range of products and services we sell to each of our current clients, and attract new clients.

Our offices are located at 10 South High Street Canal Winchester, Ohio 43110. Our telephone number is (614) 833-9713.

Information Technology Industry

Information Technology, as defined by the Information Technology Association of America (“ITAA”), is "the study, design, development, implementation, support or management of computer-based information systems, particularly software applications and computer hardware." IT, also sometimes referred to as “Info Tech,” deals with the use of electronic computers and computer software to convert, store, protect, process, transmit, and securely retrieve information.

Today, the term information technology has ballooned to encompass many aspects of computing and technology, and the term is more recognizable than ever before. The information technology umbrella can be quite large, covering many fields. IT professionals perform a variety of duties that range from installing applications to designing complex computer networks and information databases. A few of the duties that IT professionals perform may include data management, networking, engineering computer hardware, database and software design, as well as the management and administration of entire systems.

The worldwide market for information and communications technologies and services (“ICT”) was estimated at more than $3 trillion in 2006, and will grow to about $4 trillion in 2009 (according to data developed by Global Insight, Inc. as published by WITSA, the World Information Technology and Services Alliance). The 2006 figure includes about $1.57 trillion for the communications segment, with the balance represented in the computer segments of: $537 billion for hardware, $317 billion for software and $730 billion for computer services. Analysts at technology research firm IDC, or International Data Corporation, estimate global 2006 spending on software, hardware and IT services at a lower number of $1.16 trillion in 2006, growing to $1.48 trillion in 2010. Their figures do not include the communications segment.

Growth in the InfoTech sector increased significantly in 2004-2005, as the global economy rebounded from the recession of the early 2000s and organizations increased IT budgets in order to purchase new systems, software and services. Growth slowed to about 6% in 2006, and most analysts were forecasting a 5% to 6% global growth rate in 2007. Sales through 2007 were strong for such items as notebook computers (a sector in which prices have dropped dramatically), along with advanced, Internet-enabled cell phones with color screens, electronic game players, MP3 music players, digital cameras, servers, and many other types of advanced consumer and business electronics.

Worldwide sales of semiconductor chips grew to about $255 billion in 2007, due to very strong demand from makers of everything from iPods to cell phones to PCs. According to the Semiconductor Industry Association, the industry had sold $233 billion through November 2007. Gartner estimated growth in the global PC market at 13.7% for 2007 (with 271.2 million PCs sold, including 64.2 million in the U.S.). It forecasts 11.6% growth for 2008. In the U.S., the market for hardware was about $148.4 billion in 2007, while software was approximately $131.9 billion, and computer services were about $307.4 billion, according to Plunkett Research estimates.

The Info Tech industry is moving rapidly into globalization. Research, development and manufacturing of components and completed systems have grown quickly in the labs and manufacturing plants of India, China, Taiwan, Korea, the Philippines and Indonesia, among other countries. Computer services continue to move offshore quickly, particularly to the tech centers of India.

While the 1970s and 1980s will be remembered as the "Information Age," and the 1990s will undoubtedly be singled out in history as the beginning of the "Internet Age," the first decades of the 21st Century may become the "Broadband Age" or, even better said, the "Convergence Age." The advent of the networked computer was truly revolutionary in terms of information processing, data sharing and data storage. In the 1990s, the Internet was even more revolutionary in terms of communications and furthering the progress of data sharing, from the personal level to the global enterprise level. Today, broadband sources such as Fiber-to-the-premises, Wi-Fi and cable modems provide high-speed access to information and media. The result is a widespread convergence of entertainment, telephony and computerized information: data, voice and video, delivered to a rapidly evolving array of Internet appliances, PDAs, wireless devices (including cellular telephones) and desktop computers. This will fuel the next era of growth. Broadband access has been installed in enough U.S. households and businesses (about 90 million as 2007 ended) to create a true mass market, fueling demand for new Internet-delivered services, information, and entertainment.

The advent of the Convergence Age is leading to a steady evolution in the way we access and utilize software applications.  On the business side, the Convergence Age is leading to rapid adoption of Software as a Service. That is, the delivery of sophisticated software applications by remote servers that are accessed via the Internet, as opposed to software that is installed locally by its users (such as Salesforce and Microsoft's Windows Live). On the technology side, the Convergence Age is leading to booming growth in computing power that is distributed over large numbers of small servers, now referred to as “Cloud Computing.”

The promise of the Convergence Age - the delivery of an entire universe of information and entertainment to PCs and mobile devices, on-demand with the click of a mouse - is much closer than it was a mere 2 years ago. Over the next 5 to 10 years, significant groundbreaking products will be introduced in areas such as high-density storage, artificial intelligence, optical switches and networking technologies and advances will be made in quantum computing. The Info Tech revolution continues in the office as well as in the home. The U.S. workforce totals more than 150 million people. Microsoft recently estimated that there are 40 million "knowledge workers" in the U.S. A large majority of the workforce uses a computer of some type on the job daily, in every conceivable application - from receptionists answering computerized telephone systems to cashiers at Wal-Mart on registers that are tied into vast computerized databases. This is the InfoTech revolution at work, moving voice, video, and data through the air and over phone lines, driving productivity ahead at unprecedented rates. Our ability to utilize technology effectively is catching up to our ability to create the technologies themselves. Society is finding more and more uses for computers with increased processing speed, increased memory capacity, interfaces that are user-friendly, and software created to speed up virtually every task known to man. Cheaper, faster chips and more powerful software will continue to enter the market more and more quickly. InfoTech continues to create new efficiency-creating possibilities on a continual basis. Now, RFID (radio frequency ID tagging, a method of digitally identifying and tracking each individual item of merchandise) promises to revolutionize logistics and drive InfoTech industry revenues even higher.

The health care industry is undergoing a technology revolution as well. Patient records are going digital in standardized formats, and RFID is starting to make hospital inventories more manageable. For businesses, the stark realities of global competition are fueling investments in Info Tech. Demands from customers for better service, lower prices, higher quality, and more depth of inventory are pushing companies to achieve efficient re-stocking, higher productivity, and faster, more thorough management of information. These demands will continue to intensify, partly because of globalization.

The solutions are arising from Info Tech channels: vast computer networks that speed information around the globe; e-mail, instant messaging, collaboration software and improved systems for real-time communication between branches, customers and headquarters; software with the power to call up answers to complex questions by delving deep into databases; satellites; and clear fiber-optic cables that carry tens of thousands of streams of data across minuscule beams of light. Businesses are investing in Info Tech because: substantial productivity gains are possible; the relative cost of the technology itself has plummeted while its power has multiplied; and competitive pressures leave them no choice.

Products and Services

The rising demand for IT hardware, software, and services has resulted in a highly receptive market for our Products and Services. Large enterprises, SMB’s, and public sector institutions are in constant need of technology solutions. The expanding role of technology in all aspects of business, in addition to the rapidity of change within the IT industry, highlights the necessity of comprehensive, state-of-the-art, and customized IT solutions services that we feel are most effectively delivered within the context of close client relationships.

We are in the process of establishing iBeam as a complete IT solutions company and a premiere hosting provider in the United States and globally. We hope to expand through the growth of our client base and through the acquisition similar or complementary companies. We intend to refine and expand our Product offerings by focusing on strengthening our relationships with our clients.

Hardware

We currently offer our clients a broad selection of brand-name IT hardware products. We offer products from hundreds of manufacturers, including Hewlett-Packard (“HP”), Cisco, Lenovo, IBM, Toshiba, Sony, and American Power Conversion Corporation (“APC”). We believe that offering multiple vendor choices enables us to better serve our clients by providing a variety of product solutions to best address their specific business needs. Utilizing multiple vendors also allows us to consider other criteria, such as real-time best pricing and availability, and compatibility with existing technology. This also allows us to take advantage of manufacturers’ direct selling programs, without being limited by them.

Manufacturers warrant most of the products we market, and it is our policy to request that clients return their defective products directly to the manufacturer for warranty service. This allows us to avoid most returns and the expensive restocking fees and other associated costs. On selected products, or for selected clients,we may accept returns directly from the client and then either credit the client or ship a replacement product. We generally require clients to pay for hardware and software at the time of purchase to avoid accumulating large accounts receivable and the potential default risks associated with extending short term credit.

Software

Our clients acquire software applications from us in the form of licensing agreements with software publishers, boxed products, or through “Software as a Service” (“SaaS”), a growing delivery model. Under SaaS, clients subscribe to software that is hosted off-site and access the applications via the internet. The majority of our clients, however, purchase their software applications through licensing agreements. We believe this is a result of this method’s ease of administration and cost-effectiveness.

Licensing agreements, or right-to-copy agreements, allow a client to either purchase a license for each of its users in a single transaction or periodically report its software usage, paying a license fee for each user. For most clients, the overall cost of acquiring software through a licensing arrangement is substantially less than purchasing boxed products for each user at their company.

As software publishers choose different procedures for implementing licensing agreements, businesses are faced with a significant challenge in evaluating all the alternatives available and procedures involved to ensure that they select the appropriate agreements, comply with the publishers’ licensing terms, and properly report and pay for their software licenses. A large, multinational corporation may have over 100,000 users, increasing the complexity associated with purchasing and managing their software assets. We work closely, either locally or globally, with our clients to understand their requirements and educate them regarding the options available to them under partner licensing agreements.

Many of our clients who have elected to purchase software licenses through licensing agreements have also entered into software maintenance agreements, which allow clients to receive new versions, upgrades, or updates of software products released during the maintenance period, in exchange for a specified annual fee. These fees may be paid in monthly, quarterly or annual installments. Upgrades and updates are revisions to previously published software that improve or enhance certain features of the software and/or correct errors found in previous versions. We assist our suppliers (the software publishers) and clients in tracking and renewing these agreements.

Consulting Services

We are focused on understanding clients’ business needs through disciplined account planning, data mining, and on-going research. By understanding the businesses of our clients, we are able to provide consulting services recommend specific technology solutions to problems that clients are experiencing or may soon be experiencing. Our policy is to provide the best solution at the best price possible, for it is our clients’ trust in our consulting services that drives our continued retention as consultants, as well as hardware and software sales.

Effectively managing hardware and software assets is paramount to fully utilizing technology investments. Just as our consulting and other technology Services lead to Product sales, as we provide greater amounts of hardware and software to a given client, their need for our consulting services in managing their technology grows. We look for opportunities to complement our Product offerings in a given market with a suite of professional service offerings. These Services require an extensive team of field service personnel and, therefore, generally require that we be broadly and deeply established in a market to support the financial investment required of us. We currently offer these Services via our own field service personnel, augmented by services partners to fill gaps in our geographic coverage or capabilities. We expect to continue to develop these capabilities internally or through targeted acquisitions over time in new geographic areas, as our Service offerings are an essential element of our overall business strategy.

Information Technology Systems Services

Our own IT systems are at the center of our technology-based operations. To further facilitate our business, we have implemented Alert, a software program from FieldPoint Software to manage and improve our workflow by allowing clients to access and schedule our technical services directly via the internet. We are in the process of introducing an increasing number of our clients to this software in order to streamline their businesses as well as ours.

We also host sites, systems, and data for customers at our Tier4, N+1 data center in Columbus, Ohio. We are able to host internet sites whether they have been designed by us, our clients, or third party developers retained by us for that purpose. We can also provide off-site backup or entire network systems for our clients at our data center. Additionally, we provide related services to support the sites, systems, and data housed here.

Suppliers

           During 2007, we purchased products and software from a wide variety of vendors, whom we refer to internally as partners. Approximately 18% (based on dollar volume) of these purchases from partners were through distributors, with the balance purchased directly from manufacturers or software publishers. Thus, we are not dependent on any single partner for sourcing products or software. We believe that the majority of IT purchases by our clients are made based on the ability of our total Product and Service offerings to meet their IT needs, as opposed to the offering or availability of specific brands.

As we expand into new service areas, we may become more reliant on certain partner relationships. We currently carry Microsoft Gold Certified Partner status which, for example, may prove to be very important to our future business development due to Microsoft’s domination of the computer software industry.

Competition

The IT hardware, software and services industry is very fragmented and highly competitive. Historically, competition in the industry had been based primarily on price, product availability, speed of delivery, credit availability, quality and breadth of product lines, and, increasingly, it is also based on the ability to tailor specific solutions to client needs. We compete with manufacturers and publishers, including manufacturers and publishers of products we sell, as well as a large number and wide variety of marketers and resellers of IT hardware, software and services. These companies enjoy brand recognition which exceeds that of our brand name. In addition, some of these competitors may be able to respond more quickly to new or changing opportunities, technologies, and client requirements. Many competitors also engage in more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies than we do. Additionally, some of our competitors have higher margins and/or lower operating cost structures, allowing them to price more aggressively.  We compete with a large number and wide variety of established marketers and resellers of IT hardware, software, and services to businesses, including:

▪	Product manufacturers, such as Dell, HP, IBM and Lenovo
▪	Software publishers, such as IBM and Microsoft
▪	Direct marketers, such as CDW Corporation
▪	Software resellers, such as SoftChoice
▪	Systems integrators, such as Sarcom Inc.
▪
National and regional resellers, including VARs, specialty retailers, aggregators, distributors, national computer retailers, computer superstores, Internet-only computer providers, consumer electronics and office supply superstores, and mass merchandisers

▪	National and global service providers, such as IBM Global Services, HP and EDS

We believe that we have two primary competitive weaknesses:

▪	Brand Awareness – The iBeam brand is relatively unknown compared to some of our primary competitors, and we believe our advertising expenditures are significantly lower than many of our competitors.
▪
Inconsistent Geographic Delivery Capabilities – Our ability to deliver across geographic areas varies considerably. Our most developed capabilities, network design and support, are strongest in Central Ohio. The balance of our footprint can currently deliver only products, hosting, and web design.

Product manufacturers and publishers have programs to sell directly to business clients, particularly larger corporate clients, and are thus a competitive threat to us. In addition, the manner in which software products are distributed and sold and the manner in which publishers compensate channel partners such as us are continually changing. Software publishers may intensify their efforts to sell their products directly to end-users, including our current and potential clients, and may reduce the compensation to resellers or change the requirements for earning these amounts. Other products and methodologies for distributing software may be introduced by publishers, present competitors, or other third parties. An increase in the volume of products sold through any of these competitive programs or distributed directly electronically to end-users, a decrease in the amount of referral fees paid to us, or increased competition for providing services to these clients, could have a material adverse effect on our business, results of operations and financial condition.

We also believe that our industry will see further consolidation as product resellers and direct marketers combine operations or acquire or merge with other resellers, service providers, and direct marketers to increase efficiency, service capabilities, and market share. Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their product and service offerings. Accordingly, it is possible that new competitors or alliances among competitors may emerge and acquire significant market share. Generally, pricing is very aggressive in the industry, and we expect pricing pressures to continue. There can be no assurance that we will be able to negotiate prices as favorable as those negotiated by our competitors or that we will be able to offset the effects of price reductions with an increase in the number of clients, higher net sales, cost reductions, greater sales of services, which are typically at higher gross margins, or otherwise. Price reductions by our competitors that we either cannot or choose not to match could result in an erosion of our market share and/or reduced sales or, to the extent we match such reductions, could result in reduced operating margins, any of which could have a material adverse effect on our business, results of operations and financial condition.

We compete primarily on the basis of quality, brand name recognition, and price. We believe that our success will depend upon our ability to remain competitive in our product areas. The failure to compete successfully in the future could result in a material deterioration of customer loyalty and our image and could have a material adverse effect on our business.

Intellectual Property

We do not maintain a traditional research and development group, but we do develop and seek to protect a range of intellectual property, including trademarks, service marks, copyrights, domain name rights, trade dress, trade secrets, applications we develop, and similar intellectual property. We rely on applicable statutes and common law rights, trade-secret protection and confidentiality and license agreements, as applicable, with teammates, clients, partners, and others to protect our intellectual property rights. We have registered a number of domain names, and our principal trademark is a registered mark. We have also applied for registration of other marks, in the U.S. and in select international jurisdictions, and from time to time, we may file patent applications. We may also license certain of our proprietary intellectual property rights to third parties. We believe our trademarks and service marks, in particular, have significant value and we continue to invest in the promotion of our trademarks and service marks and in our protection of them.  We also have created programs that we lease the use of to others, such as iMailer, which is a significant asset to this company.

We intend to aggressively assert our rights under trade secret, unfair competition, trademark and copyright laws to protect our intellectual property, including product design, proprietary manufacturing processes and technologies, product research and concepts and recognized trademarks. These rights are protected through the acquisition of patents and trademark registrations, the maintenance of trade secrets, the development of trade dress, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

We may not be able to protect our intellectual property adequately, and we may be subject to intellectual property infringement claims. To protect our intellectual property, we rely on copyright and trademark laws, unpatented proprietary know-how, trade secrets and patents, as well as confidentiality, invention assignment, non-solicitation and non-competition agreements. There can be no assurance that these measures will afford us sufficient protection of our intellectual property, and it is possible that third parties may copy or otherwise obtain and use our proprietary information without authorization or otherwise infringe on our intellectual property rights. The disclosure of our trade secrets could impair our competitive position and could have a material adverse effect on our business relationships, results of operations, financial condition and future growth prospects. In addition, our registered trademarks and trade names are subject to challenge by other rights owners. This may affect our ability to continue using those marks and names. Likewise, many businesses are actively investing in, developing and seeking protection for intellectual property in the areas of search, indexing, e-commerce and other Web-related technologies, as well as a variety of online business models and methods, all of which are in addition to traditional research and development efforts for IT products and application software. Additionally, as we increase the geographic scope of our operations and the types of services provided under the iBeam brand, there is a greater likelihood that we will encounter challenges to our trade names, trademarks and service marks. We may not be able to use our principal mark without modification in all of our operations for all of our offerings, and these challenges may come from either governmental agencies or other market participants. These types of claims could have a material adverse effect on our business, results of operations, and financial condition.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the IT hardware, software and services industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our Products and provide our Services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development, manufacture, sale, and delivery of our Products and Services are not subject to special regulatory and/or supervisory requirements.

Employees

Our employees include our officers, directors, and Professional Services Staff.  Eric Schmidt is our President, Bruce Jarvis is our Vice President of Operations, and Ed Bosak is our Vice President of Sales and Marketing. We intend to expand our current management to retain skilled directors, officers, and employees with experience relevant to our business focus. Obtaining the assistance of individuals with and in-depth knowledge of operations and markets will allow us to build market share more effectively. Our future success will be largely dependent on the efforts of key management personnel and certified staff. The loss of one or more of these leaders could have a material adverse effect on our business, results of operations and financial condition. We cannot offer assurance that we will be able to continue to attract or retain highly qualified executive personnel or that any such executive personnel will be able to increase stockholder value. We also believe that our future success will be largely dependent on our continued ability to attract and retain highly qualified management, sales, service and technical personnel, but we cannot offer assurance that we will be able to attract and retain such personnel. Increase in tenure is important to our business. Our statistics show that staff productivity increases with experience, stabilizing our relationships with our clients over time and solidifying our role as a trusted advisor. Our inability to retain such personnel or to train them either rapidly enough to meet our expanding needs or in an effective manner for quickly changing market conditions could cause a decrease in the overall quality and efficiency of our staff, which could have a material adverse effect on our business, results of operations, and financial condition.

We believe our personnel are the foundation of the iBeam experience. Accordingly, we focus on knowledge development to promote personnel satisfaction, build our personnel skill sets and motivate our people to ensure client satisfaction.  We believe our Professional Services Staff relations are in good standing. Our staff is not represented by any labor union, and we have not experienced any work stoppages. We have invested in our staff’s future and our future through an ongoing program of internal and external training. Training programs include new hire orientation, technical training, specific product training, and ongoing staff certification programs. We emphasize on-the-job training. Many of our staff carry Microsoft, Cisco and other vendor specific certifications that make up a part of our overall partnership and certification qualifications.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

THE SALE

Structure of the Sale

Pursuant to the Acquisition Agreement, we will sell, and Purchaser will acquire, 100% of the issued and outstanding shares of capital stock of T-LAN in exchange for the assumption of liabilities associated with T-LAN among other terms and conditions.   Since the bulk of our business is associated with language interpretation under T-LAN, the Sale may constitute the sale of substantially all of our assets.

Background of the Sale

We were incorporated on December 31, 2002 in the State of Nevada. We were originally known as “Global Institute for Gaming Innovation, Inc.” and were set up to provide information and assistance to businesses and governments exploring new forms of remote, networked gaming. However, our management saw the greater need for using this new technology of remote video networking to assist individuals who speak different languages to communicate faster and easier.

In order to quickly turn that vision into reality, we acquired the membership interests in Preciss, LLC effective October 2005, making Preciss, LLC a wholly owned subsidiary of our company. Preciss, LLC changed its name to T-LAN and operates under the direction of our present management.

We installed a dedicated network connection from a medical facility to our video linguistic center. Medical personnel use a wireless and powered mobile cart, equipped with state-of-the-art video conferencing equipment, to connect to an interpreter. This system was called “PAL” (Personal Assisted Languages). We have since renamed the system “MARTTI” (My Accessible Real-Time Trusted Interpreter). It combines the personalization of having an onsite interpreter with the convenience of being able to have immediate access to more than 150 languages with a simple “push of a button.” It was the original component in what is now a full-line of video hardware options.

We undertook substantial market research and product development over the past few years. In the spring of 2005, beta tests were undertaken at a number of hospitals in Ohio with encouraging results. In June, they initiated a proof-of-concept pilot project with the Ohio State University Medical Center. This test was deemed successful by both parties. As a result, our MARTTI units were placed in 5 departments (Labor and Delivery, Emergency Department, Pre and Post Operating, and Registration) and our video system has recently expanded into other locations in the medical complex, including the Ohio State University Medical Center's Thomas E. Rardin Family Center and Ross Heart Center.

To expand our customer base, we have contacted hospitals in Florida, California, Oregon, Texas, Michigan, New York, and Massachusetts with an agreement signed on September 6, 2006 with Mercy Hospital in Miami, Florida. Under the terms of that agreement, we agreed to provide live video interpretation services in the hospital’s emergency department and in inpatient facilities. The service will allow Mercy Hospital’s medical professionals to connect to live interpreters in over 150 languages including American Sign Language (ASL) 24 hours a day. Recently, we entered into several similar services agreement with: the Olympia Medical Center, Los Angeles, California; the Corona Regional Medical Center, Corona, California; the Boston Medical Center, Boston, Massachusetts; the Marion General Hospital/Ohio Health, Marion, Ohio; and the Indian River Memorial Hospital, Vero Beach, Florida.

Despite our attempts to pursue our business model, however, we were never able to achieve revenues to sustain our language interpretation service business as a going concern. We have always been dependent on financing through loans and the sale of our Common Stock to sustain operations.

Recently, our management determined that we could no longer continue operations without obtaining additional financing. Despite attempts to procure financing, we have been unable to do so. On December 21, 2007, our board of directors met to discuss options. In light of declining stock prices and our inability to sustain sufficient cash flow to meet operating expenses and payroll, the majority creditors who have the power to become the majority shareholder of the Corporation have proposed that the board of directors immediately resign, and that we be authorized to sell all or substantially all of our assets comprising, and/or units of membership interest in, T-LAN to Purchaser owned or controlled by the exiting directors of our company.

On January 15, 2008, the board of directors signed a written consent to approval the sale of T-LAN to Purchaser, and to appoint Mr. Eric Schmidt to serve as a member of our board of directors in the vacancy created by the resignation of Mr. James Schilling. On January 16, 2008, Laurence Sturtz,

Andrew Panos, Dr. John Perez, Dr. Val Warhaft and Dr. James Ginter resigned as members of our board of directors, Laurence Sturtz resigned as chairman of the board of directors, Andrew Panos resigned as President of our company, and Michael Guirlinger resigned as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer of our company. Laurence Sturtz, Andrew Panos, Dr. John Perez, Dr. Val Warhaft and Dr. James Ginter will continue to serve as members of the board of directors until the filing and mailing of a notice on Schedule 14f-1 Information Statement of our company.

Approval of the Sale

After careful consideration, on January 15, 2008, our board of directors unanimously approved the terms of the Acquisition Agreement and the transactions contemplated thereby.

The Sale may constitute a sale of substantially all of our assets within the meaning of the NRS. Section 78.565 of the NRS permits a Nevada corporation to sell all or substantially all of its assets if the sale is approved by stockholders holding a majority of the shares entitled to vote thereon. Under Section 78.320 of the NRS, unless otherwise provided in a corporation's articles of organization or bylaws, any action required or permitted to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a written consent to that action is signed by the stockholders having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares were present and voted.

The table below sets forth the actual shares of Common Stock over which the parties executing the written consent have voting authority. As of January 17, 2008, the record date for approval of this transaction, there were outstanding 32,132,333 shares of Common Stock of the Company. A majority vote of 51.2% of the outstanding shares of Common Stock of the Company has been obtained.

Name (in descending share order)	Number of Shares Owned	Percentage

Panos Industries, LLC/Edward Panos	11,065,075	34.4%

Lauren Panos	100,000	0.3%

Allison Panos	100,000	0.3%

Risk Capital Management	4,000,000	12.4%

Exotic Fruit Co.	980,000	3.0%

Eric Schmidt	237,185	0.7%

TOTAL	16,482,260	51.2%

Recent Changes in Ownership of Language Access Common Stock

According to the stock records of Language Access, as of January 17, 2008, the date upon which stockholders of record were entitled to give written consent to the Sale, Mr. Edward Panos, together with his affiliated company Panos Industries, LLC, was our largest stockholders, being the record holders of 11,065,075 shares of our outstanding Common Stock.  On January 17, 2008, we filed a current report on

Form 8-K with the SEC disclosing that, in addition to other transactions, Mr. Panos had converted certain promissory notes totaling $80,000 into 11,024,960 shares of our Common Stock. As a result, a change in control of our company has occurred.

Absence of Dissenters' Rights

No dissenters' or appraisal rights are available to our stockholders under the NRS or our articles of incorporation or bylaws in connection with the Acquisition Agreement or transactions contemplated thereby.

INTERESTS OF LANGUAGE ACCESS OFFICERS AND DIRECTORS IN THE SALE

In connection with the Sale, certain of our officers and directors may have interests in the Sale that may be different from, or in addition to, their interests as stockholders.  These officers and members of our board of directors knew about these additional interests and considered them when they approved the Acquisition Agreement.

Specifically, our officers and directors participated in arrangements and have continuing indemnification against liabilities that provide them with interests in the Sale that are different from, or in addition to, their interests as stockholders, including the following:

Interim Support, LLC

On October 11, 2007, a company known as Interim Support, LLC (“Purchaser”) entered into a demand line of credit loan with National City Bank under a promissory note agreement. The promissory note allows Purchaser to draw up to $1,000,000 until October 11, 2008 with a variable rate of interest at a margin of 2.000% added to the index rate (One Month LIBOR). Subsequently, we entered into an agreement with Purchaser to borrow any money that Purchaser draws under the terms of the promissory note. This agreement has been formalized in a promissory note (referred to herein as the “Language Access Note”) that we signed with Purchaser that essentially mirrors the terms of the promissory note Purchaser signed with National City Bank.

The members Purchaser include Laurence E. Sturtz, Andrew Panos, James Schilling, Dr. John “Jack” Perez, Dr. Val Warhaft, and Dr. James Ginter, all former members of our board of directors, and Michael Guirlinger, our former CEO. These officers and directors of our company individually agreed to guarantee the promissory note with National City Bank.

Under the terms of the Acquisition Agreement, Purchaser will acquire T-LAN and forgive the Language Access Note and other terms and conditions described under the heading, “THE ACQUISITION AGREEMENT” in this Information Statement.

Employment Agreements and Severance Payments

Our officers and directors have employment agreements and severance allowances that Purchaser agreed to assume in connection with the Sale.

Indemnification

We have agreed to indemnify our officer and directors in connection with the Sale.

Officer and Director Options

In connection with the Sale, the officers and directors have agreed to forfeit their options, warrants, or convertible features of any debt in our company.

Subsequent Sale of T-LAN by Purchaser

On March 26, 2008, the Company received news that the Purchaser sold its interest in T-LAN to a third party buyer.  As detailed in a letter from the Purchaser’s counsel, immediately after entering into the Sale, and in order to generate essential operating capital for T-LAN, the Purchaser and its members evaluated numerous potential investor options.  They ultimately entered into an Agreement for Purchase of Membership Interest dated as of February 28, 2008 (the “EMA Purchase Agreement”) with Investor Partnership, a California general partnership affiliated with Emerging Medical Associates.  The EMA Purchase Agreement provided for the sale by the Purchaser of 90% of its membership interest in T-LAN in exchange for the commitment by Investor Partnership to contribute an aggregate of $500,000 to T-LAN for use to support its business operations (with $200,000 payable at closing, and another $300,000 as and when required by management).  The transactions contemplated by the EMA Purchase Agreement are also contingent upon SEC approval of the Sale.

The purchase price paid by the Purchaser to the Company for the 100% membership interest in T-LAN consisted of cancellation and forgiveness of a $1 million promissory note issued by the Company to the Purchaser, together with assumption of certain operating indebtedness of T-LAN.  The Purchaser remains obligated to pay in full the $1 million promissory note issued by it to National City Bank (the “Note”).

The EMA Purchase Agreement provides for a priority return to the Purchaser of 10% of free cash flow of T-LAN for purposes of enabling the Purchaser to repay the $1 million principal balance of the Note. Free cash flow of T-LAN which becomes available for payment of the principal balance of the Note must come from net operating revenues (and not from equity contributions).  As free cash flow of T-LAN is so distributed, Investor Partnership has the right to “claw back” a portion of Purchaser’s membership interest in T-LAN (up to 5% of the remaining interest of Purchaser).  If the entire $1 million is distributed to the Purchaser to permit the Purchaser’s payment in full of the Note, the claw back provision will fully apply, and thereafter, the Purchaser will own 5% of the membership interest of T-LAN.  The Acquisition Agreement requires the Purchaser to return such 5% interest (or any greater interest it retains) to the Company.  Additionally, Investor Partnership committed to permit some of its equity contributions to be utilized to pay the interest arising under the Note (together with other expenses of T-LAN) until maturity.

RISK FACTORS

Risks Related to the Sale

We will incur significant costs in connection with the Sale of T-LAN, whether or not we complete it.

We expect to incur significant costs related to the Sale of T-LAN.  These expenses include financial advisory, legal and accounting fees and expenses, severance and employee benefit related expenses, filing fees, printing expenses and other related charges. We may also incur additional unanticipated expenses in connection with the transaction.  A portion of the costs related to the Sale, such as legal and accounting fees, will be incurred regardless of whether the transaction is completed.  These expenses will affect our business operations going forward.

Certain directors and executive officers of Language Access have interests in the Sale that may be different from, or in addition to, the interests of our stockholders.

Some directors and executive officers of Language Access have interests in the Sale that may be different from, or in addition to, the interests of Language Access stockholders. These interests include, among other things, the assumption of T-LAN’s assets, the right to severance payments from the proceeds of any future sale of T-LAN and the right to continued indemnification by us for acts or omissions occurring prior to the Sale and for liabilities retained by us. As a result of these interests, these directors and officers could be more likely to recommend a vote in favor of approval of the Sale than if they did not hold these interests, and may have reasons for doing so that are not the same as the interests of our other stockholders.

Failure to complete the Sale could negatively impact our stock price and future business and operations.

If the Sale is not completed for any reason, we may be subject to a number of material risks, including the following:

•	we may be required to pay the liabilities of T-LAN and not have the funds to do so;
•	the price of our Common Stock may decline to the extent that the current market price of our Common Stock reflects an assumption that the Sale will be completed; and
•	We must pay our accrued costs related to the Sale, such as legal and accounting fees, even if the Sale is not completed.

Risks Related To the Company Following the Sale

If we are not successful in our businesses after the Sale, the anticipated benefits of the Sale may not be realized.

Historically, T-LAN has been the majority of our business operations.  After the Sale, we will operate independent of T-LAN and T-LAN’s resources.  Achieving the anticipated benefits of the Sale will depend, in part, on our success in opportunities and success in applying the business model of iBeam Solutions. The challenges involved include the following:

•	maintaining the dedication of management resources to Sale activities without diverting attention from the day-to-day businesses that will remain with us after the Sale;
•	shifting management’s primary focus to the iBeam Solution business;

•	establishing new sales and vendor partner relationships in these fields;
•	demonstrating to customers that the Sale will not result in adverse changes to the ability of the Company to address the needs of customers; and
•	retaining key employees.

It is not certain that we can be successful in a timely manner or at all or that any of the anticipated benefits of the Sale will be realized.  In addition, we cannot assure you that there will not be substantial unanticipated costs associated with the Sale process, that the Sale activities will not result in a decrease in revenues in our other businesses and/or a decrease in the value of our Common Stock, or that there will not be other material adverse effects from the Sale. If the benefits of the Sale do not meet the market expectations, the market price of our Common Stock may decline.

Loss of key personnel from the Sale could have a material adverse effect on the business and results of operations of the Company.

The success of our company after the Sale will depend in part upon our ability to retain key employees.  It is anticipated that new directors and management will take over following effectiveness of the Sale. Competition for qualified personnel can be very intense.  In addition, we may have trouble hiring new management because of issues relating to the uncertainty or a desire not to remain with the smaller company after the Sale.  Accordingly, no assurance can be given that we will be able to retain or hire key employees.  Loss of key personnel could have a material adverse effect on the business and results of operations of our company after the Sale.

Our Common Stock after the Sale may be affected by factors different from those affecting the price of our Common Stock prior to the Sale.

As our business remaining after the Sale are different from the current business of T-LAN, the results of operations as well as the price of Common Stock on completion of the Sale may be affected by factors different from those factors affecting us as an entity today.  After the Sale we will face additional risks and uncertainties not otherwise facing the larger more developed business of T-LAN.  For a discussion of our business after the Sale and factors to consider in connection with those businesses, see the “BUSINESS OF LANGUAGE ACCESS AFTER THE SALE,” beginning on page 6 and see the documents incorporated by reference in this Information Statement and referred to under the sections entitled “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 15.

The unaudited pro forma financial statements are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Sale.

The unaudited pro forma financial statements contained in this Information Statement are presented for illustrative purposes only and may not be an indication of the Company’s financial condition or results of operations following the Sale for several reasons.  For example, the unaudited pro forma financial statements have been derived from the historical financial statements of our company and certain adjustments and assumptions have been made regarding us after giving effect to the Sale.  The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy.  Moreover, the unaudited pro forma financial statements do not reflect all costs that are expected to be incurred by us in connection with the Sale.  As a result, the actual financial condition and results of operations of our company following the Sale may not be consistent with, or evident from, these unaudited pro forma financial statements. In addition, the assumptions used in preparing the unaudited pro forma financial information may not prove to be accurate, and other factors may affect our financial conditions or results of operations following the Sale.  Any potential decline in our financial condition or results of operations may cause significant variations in the stock price of the Company.

Our controlling stockholder has significant influence over the Company.

According to our stock records, as of January 17, 2007, the date upon which stockholders of record were entitled to give written consent to the Sale, Edward Panos, together with his company, Panos Industries, LLC, was the largest stockholders of our company, being the record holders of 11,065,075 shares of our outstanding Common Stock.   As a result, Mr. Panos possesses significant influence over our affairs.  Mr. Panos’ stock ownership and relationships with members of our present and future board of directors may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could materially and adversely affect the market price of our Common Stock.

THE ACQUISITION AGREEMENT

The following summarizes material provisions of the Acquisition Agreement, a copy of which is attached to this Information Statement as Annex A and which we incorporate by reference into this document.  This summary does not purport to be complete, and the rights and obligations of the parties are governed by the express terms of the Acquisition Agreement and not by this summary or any other information contained in this Information Statement. The discussion of the Acquisition Agreement is qualified in its entirety by reference to the document.  All our stockholders are urged to read the Acquisition Agreement carefully and in its entirety.

The description of the Acquisition Agreement in this Information Statement has been included to provide you with information regarding its terms. The Acquisition Agreement contains representations and warranties. The statements embodied in those representations and warranties were made for purposes of that contract between the parties and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of that contract. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

On January 16, 2008, we executed an acquisition agreement (the “Acquisition Agreement”) by and among the Company, Interim Support, LLC, a Nevada limited liability company (“Purchaser”), iBeam Solutions, LLC, a Nevada limited liability company and wholly-owned subsidiary of the Company (“iBeam”) and the individual directors and officers of the Company who have executed the Acquisition Agreement. Pursuant to the Acquisition Agreement, we agreed to sell all interest in Language Access Network, LLC, an Ohio limited liability company and wholly-owned subsidiary of the Company (“T-LAN”) to Purchaser in exchange for the assumption of certain liabilities contained in the Acquisition Agreement and other terms as explained below (the “Sale”).

Purchaser is an entity formed on October 5, 2007 by our former directors and officers for the purposes of facilitating a loan transaction.

Pursuant to the terms and conditions of the Acquisition Agreement, as consideration for the Sale of T-LAN: (a) Purchaser would forgive all indebtedness of the Company as evidenced by that certain promissory note dated October 11, 2007 issued by us to Purchaser relative to the credit facility between

Purchaser and National City Bank (approximately $1 million); and (b) Purchaser would assume the following liabilities of the Company:

i.
$95,000 payable to Michael Guirlinger pursuant to: (i) that certain Promissory Note issued by the Company dated May 24, 2007, in principal amount of $75,000; and (ii) that certain Promissory Note issued by the Company dated October 1, 2007, in principal amount of $20,000;

ii.	All accrued but unpaid payroll liabilities associated with T-LAN employees;
iii.	Continuing responsibilities for healthcare benefits for T-LAN employees;
iv.	All rent and parking obligations pursuant to that certain Lease Agreement for the T-LAN Premises dated April 25, 2007;
v.	All amounts payable to Shared Technologies for hardware provided by such company, in an amount believed to be approximately $27,000;
vi.	All amounts payable to InnovateIT for hardware provided by such company, in an amount believed to be approximately $35,000;
vii.	All amounts payable to AT&T for T-1 lines for November and December 2007, in amounts believed to be $25,000 and $27,000 respectively;
viii.	All amounts payable to Jerry Tishkoff/Tishkoff Enterprises for commissions on account of T-LAN sales activities;
ix.	All amounts payable to Clary Communications for MARTTI logo and trademark work, in an amount believed to be $10,000;
x.	Ordinary course liabilities associated with copiers, hosting, UPS, utilities, at T-1 lines for T-LAN’s business;
xi.	All payment obligations to Focus Business Solutions, LLC solely for accounting and financial reporting services associated with T-LAN from and after Closing;
xii.	Severance obligations to employees of T-LAN (and/or employees of the Company on account of T-LAN service providers);
xiii.	All other T-LAN liabilities not enumerated above or specifically delineated as “Retained Liabilities” described below.

The Acquisition Agreement further provides that the liabilities of the Company and iBeam Solutions, LLC, including the following liabilities, would be retained or assumed by the Company (all such liabilities, the “Retained Liabilities”):

i.	All amounts payable to the Company, T-LAN or third parties by iBeam, in amounts believed to be approximately $80,000;
ii.	All amounts payable on account of Convertible Debentures or other securities issued by the Company, in amounts believed to be approximately $1,800,000;
iii.
All amounts payable by the Company or its Affiliates to the following third parties: (a) Legal fees and expenses payable to Squire Sanders & Dempsey, LLP, in an amount believed to be approximately $118,000; (b) J&J Consulting, in an amount believed to be approximately $6,000; (c) Moore & Associates, in an amount believed to be approximately $6,500; (d) Standard & Poor’s, in an amount believed to be approximately $3,500, together with ongoing Blue Sky fees to Standard & Poor’s in connection with the Company’s listing therewith; (e) Legal fees and expenses payable to Cane Clark law firm, in an amount believed to be $25,500 as of December 6, 2007; (f) Business Wire, in an amount believed to be approximately $445 as of December 12, 2007; (g) CEO Cast, with respect to an Agreement dated December, 2007, providing for payments in the amount of $5,000 per month; and (h) Focus Business Solutions for accounting and financial reporting work provided by it prior to Closing, in amounts believed to be $5,125.

The Acquisition Agreement further provides that Purchaser shall have the right, but not the obligation, to offer to hire any persons who are both employees of the Company or T-LAN (but not employees of iBeam) who are primarily assigned to T-LAN operations.

The Acquisition Agreement further provides that: (a) the Company agrees to indemnify Purchaser from and against any claims or expenses arising from or relating to any of the Retained Liabilities and to indemnify the resigning officers and directors of the Company in connection with their involvement in the Sale, and (b) Purchaser agrees to indemnify the Company from any claims or expenses arising from or relating to the Assumed Liabilities.

The Acquisition Agreement further provides that in the event of subsequent sale of T-LAN by Purchaser: (a) the proceeds from such subsequent sale would be used to pay the Assumed Liabilities, together with reasonable Purchaser transaction expenses, closing expenses, reasonable deferred wages to officers and employees, accounting fees, amounts properly payable to iBeam for future invoices, Purchaser accounting fees and legal fees payable to Carlile Patchen & Murphy LLP; and (b) all proceeds from such subsequent sale in excess of such amounts would be paid to the Company to facilitate repayment by the Company of the Retained Liabilities.

The Acquisition Agreement further provides that the officers and directors, who are resigning along with employees of the Company or T-LAN assigned to T-LAN operations, agree to forfeit their options, warrants, or convertible features of any debt in the Company;

The Acquisition Agreement requires iBeam Solutions, LLC to render services to Purchaser on account of T-LAN’s business at such times as reasonably requested by Interim or T-LAN.

Each of the parties to the Acquisition Agreement provided customary representations and warranties and closing conditions. The Closing of the Sale is expected to occur 20 days from filing and mailing this Information Statement with the Securities and Exchange Commission evidencing shareholder approval of the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 17, 2008, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 32,132,333 shares of common stock issued and outstanding on January 17, 2008 plus the particular beneficial owner’s right to acquire common stock exercisable within 60 days.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Except as described in the footnotes to this table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class(1)
Executive Officers & Directors:

Common	Eric Schmidt 111 W. Rich Street, Suite 150, Columbus, Ohio 43215	237,185	0.7%
Total of All Directors and Executive Officers:		237,185	0.7%
More Than 5% Beneficial Owners:
Common	Edward Panos(2) 7506 Alpath New Albany, OH 43054	11,065,076	34.4%
	Risk Capital Management LLC(3) 1350 East Flaming Rd. Suite 228 Las Vegas Nevada USA 89119	4,000,000	12.4%
Common	Andrew Panos(4) 111 W. Rich Street, Suite 150 Columbus, Ohio 43215	2,000,000	6.2%

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2)
Included in the calculation of beneficial ownership for Mr. Edward Panos are 11,057,075 shares of our common stock held by Panos Industries, LLC, and 8,000 shares of common stock held in his name.  Mr. Panos disclaims beneficial ownership of 200,000 shares of common stock held by his wife and child.

(3)	The sole beneficial owner of Risk Capital Management LLC, which holds 4,000,000 shares of our common stock, is Roderick Hall Risk.

(4)	Included in the calculation of beneficial ownership for Mr. Andrew Panos are 1,980,000 shares of common stock and 20,000 shares held in his children’s name.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Any person, including any beneficial owner, to whom this Information Statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to the attention of the Secretary of Language Access Network, Inc., 111 W. Rich Street, Suite 150, Columbus, Ohio 43215, 614 833-9713 .

The SEC allows us to "incorporate by reference" into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Information Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the closing:

Company Filings	Period
Annual Report on Form 10-KSB	Year ended December 31, 2007

No persons have been authorized to give any information or to make any representations other than those contained in this Information Statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This Information Statement is dated April 24, 2008 . You should not assume that the information contained in this Information Statement is accurate as of any date other than that date, and the mailing of this Information Statement to stockholders shall not create any implication to the contrary.

CERTAIN UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

LANGUAGE ACCESS NETWORK, INC.

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(UNAUDITED)

The following unaudited pro forma condensed combined financial statements show the balance sheet of Language Access, Inc. and T-LAN as of December 31, 2007, assuming that Language Access’ sale of T-LAN occurred as of December 31, 2007 and statements of operations for year ended December, 31 2007 giving effect to Language Access’ sale of T-LAN as if the transaction had occurred as of during that period.

Language Access Network, Inc.
UNAUDITED CONDENSED UNCOMBINED PRO FORMA BALANCE SHEET
PRESENTING THE SEPARATE FINANCIAL POSITION OF THE REMAINING COMPANY

	Consolidated Language Access Network, Inc.	Less Language Access Network, LLC	[3]	Remaining Balance	Pro Forma		Remaining ProForma
	As of December 31, 2007			Sheet	Adjustments	AJE	Totals

ASSETS

Current Assets:
Cash	$1,373	$-		$1,373	$-		$1,373
Accounts receivable	62,622	-		62,622	-		62,622
Other current assets	20,493	-		20,493	-		20,493

Total Current Assets	84,488	-		84,488	-		84,488

Fixed Assets, Net:	56,811	-		56,811	-		56,811

Other Assets:
Net assets of discontinued operations	511,480	511,480		-	-		-
Goodwill	269,725	-		269,725	-		269,725

Total Other Assets	781,205	511,480		269,725	-		269,725

TOTAL ASSETS	$922,504	$511,480		$411,024	$-		$411,024

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable	$916,642	$-		$916,642	$-		$916,642
Net assets of discontinued operations	1,249,551	2,845,168		(1,595,617)	1,595,617	[1]	-
Notes payable	70,014	-		70,014	-		70,014
Other current liabilities	56,888	-		56,888	-		56,888

Total Current Liabilities	2,293,095	2,845,168		(552,073)	1,595,617		1,043,544

Long-Term Liabilities:
Convertible notes payable	863,076	-		863,076	(80,000)	[2]	783,076

Total Long-Term Payables	863,076	-		863,076	(80,000)		783,076

Total Liabilities	3,156,171	2,845,168		311,003	1,515,617		1,826,620

Stockholders' Equity:
Common stock	21,107	-		21,107	11,025	[2]	32,132
					-
	-			-	-		-

Additional paid-in capital	12,718,112	2,702,382		10,015,730	(1,595,617)	[1]	8,489,088
					68,975	[2]

Retained earnings (deficit)	(14,972,886)	(5,036,070)		(9,936,816)	-		(9,936,816)
					-

Total Stockholders' Equity	(2,233,667)	(2,333,688)		100,021	(1,515,617)		(1,415,596)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$922,504	$511,480		$411,024	$-		$411,024

____________________________	-	-		-	-		-

	[1]	To record the forgiveness of subsidiary debt by the parent company

	[2]	To record 11,024,960 shares issued for $80,000 of converted debt

	[3]	To remove the financial statements of the disposed of subsidiary

Language Access Network, Inc.
UNAUDITED CONDENSED  PRO FORMA STATEMENT OF OPERATIONS
PRESENTING THE SEPARATE OPERATIONS OF THE REMAINING COMPANY

	Consolidated Language Access Network, Inc.	Less Langauge Acess Network, LLC	[3]	Remaining Statement of		Pro-Forma Adjusted Remaining
	For the Year Ended December 31, 2007			Operations	Adjustments	Totals

REVENUES

Sales revenue	$516,255	$147,428		$368,827	$-	$368,827
Other revenue	-	-		-	-	-

Total Revenues	516,255	147,428		368,827	-	368,827

COST OF SALES	1,088,024	841,622		246,402	-	246,402

GROSS PROFIT	(571,769)	(694,194)		122,425	-	122,425

OPERATING EXPENSES

General and administrative	797,329	641,303		156,026	-	156,026
Fair value of options grantes	963,114	-		963,114	-	963,114
Salaries and wages	476,268	476,268		-	-	-
Depreciation and amortization	58,346	47,806		10,540	-	10,540

Total Costs and Expenses	2,295,057	1,165,377		1,129,680	-	1,129,680

OPERATING INCOME (LOSS)	(2,866,826)	(1,859,571)		(1,007,255)	-	(1,007,255)

OTHER INCOME (EXPENSE)

Interest expense	(575,231)	(1,360)		(573,871)	-	(573,871)
Other income	2,652	2,652		-	-	-

Total Other Income (Expense)	(572,579)	1,292		(573,871)	-	(573,871)

NET INCOME (LOSS)	$(3,439,405)	$(1,858,279)		$(1,581,126)	$-	$(1,581,126)

Language Access Network, LLC
(A Wholly-Owned Subsidiary of Language Access Network, Inc.)

Financial Statements for the Period Ended December 31, 2007

LANGUAGE ACCESS NETWORK, LLC
Balance Sheet
(Unaudited)

December 31, 2007
Assets
Current Assets
Cash and equivalents	$9,472
Accounts receivable, net	52,303
Other current assets	44,482
Total Current Assets	106,257

Fixed assets, net	407,996
Other Assets
0
Deposits	37,226
Total Other Assets	37,226

Total Assets	$551,479

Liabilities and Members' Equity (Deficit)
Current Liabilities
Accounts payable	$232,847
Intercompany loans	1,595,820
Notes payable-related party	95,000
Line of credit	921,500
Total Current Liabilities	2,845,167
Long Term Liabilities
Convertible notes payable including accrued interest	-
Total Liabilities	2,845,167

Members' Equity (Deficit)
-
Additional paid-in capital	2,702,382
Accumulated deficit	(5,036,070)
Total members' equity (deficit)	(2,333,688)

Total Liabilities and Members' Equity (Deficit)	$511,479

The accompanying notes are an integral part of these financial statments.

LANGUAGE ACCESS NETWORK, LLC
Statement of Operations
(Unaudited)

For the Year Ended December 31, 2007

Net Revenue	$207,412
Cost of goods sold	1,166,660
Gross profit (loss)	(959,248)

Labor	674,703
Marketing	209,090
Depreciation and amortization	84,493
General and administrative	564,380
Total operating expenses	1,532,666
Operating Loss	(2,491,914)

Other Income and Expenses
Interest expense	(13,724)
Other income	23,132
Total other income and expenses	9,408
Net loss before income taxes	(2,482,506)

Income tax expense	-
Net Loss	$(2,482,506)

The accompanying notes are an integral part of these financial statments.

LANGUAGE ACCESS NETWORK, LLC
Statement of Cash Flows
(Unaudited)

For the Year Ended December 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,482,506)

Add back non-cash items:
Depreciation	84,493

Adjustments to reconcile net loss to net cash used by operating activities:
Change in accounts receivable	(38,921)
Change in other assets	22,912
Change in accounts payable	67,385
Change in other liabilities	-
Net cash used in operating activities	(2,346,637)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(346,032)
Net cash used in investing activities	(346,032)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital	784,485
Repayment of related party loans	(352,500)
Intercompany loans	1,175,919
Proceeds from line of credit	921,500
Net cash provided by financing activities	2,529,404

Net decrease in cash and bank deposits	(163,265)
Cash and cash equivalents at beginning of the year	172,737
Cash and cash equivalents at end of the year	$9,472

SUPPLEMENTAL DISCLOSURE:
Cash paid during the year for interest	$13,724
Cash paid during the year for income tax	$-

Non cash financing activities	$-

The accompanying notes are an integral part of these financial statments.

LANGUAGE ACCESS NETWORK, LLC
Statement of Members' Equity
(Unaudited)

	Members' Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit

Balance, December 31, 2006	$1,918,897	$(2,553,564)	$(634,667)

Contributed Capital	784,485	--	784,485

Net loss	--	(2,482,506)	(2,482,506)

Balance, December 31, 2007	$2,703,382	$(5,036,070)	$(2,332,688)

The accompanying notes are an integral part of these financial statments.

THE LANGUAGE ACCESS NETWORK, LLC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

1.	NATURE OF OPERATIONS

a)	Organization

Language Access Network, LLC. (the “Company”) was formed for using technology of remote video networking to assist individuals who speak different Languages to better communicate.  The Companywas a wholly owned subsidiary of  The Language Access Network, Inc. (LAN) On January 16, 2008, pursuant to an acquisition agreement  between LAN the Company was sold to Interim Support, LLC, in exchange for the assumption of certain liabilities contained in the Acquisition Agreement.

b)	Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $5,036,070 for the period from inception to December 31, 2007 and $2,482,506 for the years ending December 31, 2007.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

3.	SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates. Actual results may vary from those estimates.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality, and within the framework of the significant accounting policies summarized below:

a)	Research and Development Costs

The Company expenses all costs related to research and development in the period incurred.

b)	Revenue Recognition Policy

Interpretation support services revenue is recognized as the services are provided. Revenue from service contracts is recorded as deferred revenue and subsequently recognized over the term of the contract or when the service is completed.  Revenue from product sales is recognized when shipped, FOB shipping point. Shipping and handling charges billed to customers are included in net sales, and shipping and handling costs incurred by the Company are included in cost of goods sold.

c)	Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management at this time.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

d)	Basic and Diluted Loss Per Share

In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. In 2007 and 2006, the Company’s common stock equivalents were anti-dilutive and excluded in the earnings per share computation.

e)	Depreciation

Property, plant and equipment are stated at the lower of cost or estimated net recoverable amount.  The cost of property, plant and equipment is depreciated using the straight-line method based on the lesser of the estimated useful lives of the assets or the lease term based on the following life expectancy:

Computer equipment	5 years
Vehicles	5 years
Office furniture and fixtures	7 years

Repairs and maintenance expenditures are charged to operations as incurred.  Major improvements and replacements, which extend the useful life of an asset, are capitalized and depreciated over the remaining estimated useful life of the asset.  When assets are retired or sold, the costs and related accumulated depreciation and amortization are eliminated and any resulting gain or loss is reflected in operations.

f)	Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

g)	Inventories

Inventories are stated at the lower of cost or market value, with cost being determined on a weighted average basis.  Provisions made for inventory obsolescence and declines in market value are included in cost of goods sold.

h)	Advertising

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling and marketing expenses during the reported periods.

i)	Income Taxes

The Company has elected to be taxed as a partnership whereby all of the income and tax benefits flow through to the members. Accordingly, the Company has no income tax expense or deferred income tax assets or liabilities as of December 31, 2007.

3.	RELATED PARTY NOTES PAYABLE

The Company has intercompany notes payable of  $1,595,820 due to its parent company as of December 31, 2007. The notes payable are non interest bearing, unsecured and due upon demand.

The Company has related party notes payable of  $95,000 due to an officer and director as of December 31, 2007. The notes payable are non interest bearing, unsecured and due upon demand.

4.	EQUITY

During the year ending December 31, 2007, the Company received contributed capital of $784,485 from its parent company.

5.	FIXED ASSETS

Fixed assets consist of the following:

December 31, 2007

Software	$15,779
Equipment	551,449
External equipment	4,579
571,807
Less accumulated depreciation	(163,811)

Total	$407,996

Depreciation expense totaled $84,493 for the year ended December 31, 2007.

6.   LINE OF CREDITPAYABLE

At December 31, 2007, the line of credit consisted of the following:

Revolving line of credit with financial institution,10.75% interest.	$921,500

Total Line of Credit Payable	$921,500

The Company has unused credit facilities of $78,500 as of December 31, 2007.

7.   UNAUDITED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2007 and for all periods presented have been made.

8.     RECENTLY ISSUED ACCOUNTING PROUNCEMENTS

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective for us beginning January 1, 2008. The Company is currently assessing the potential impact that adoption of SFAS No. 157 would have on the financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective beginning January 1, 2008, although early adoption is permitted. The Company is currently assessing the potential impact that adoption of SFAS No. 159 will have on the financial statements.

The FASB has revised SFAS No. 141.  This revised statement establishes uniform treatment for all acquisitions.  It defines the acquiring company.  The statement further requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, measured at their fair market values as of that date.  It requires the acquirer in a business combination achieved in stages to recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquired, at the full amounts of their fair values. This changes the way that minority interest is recorded and modified as a parent’s interest in a subsidiary changes over time.  This statement also makes corresponding significant amendments to other standards that related to business combinations, namely, 109, 142 and various EITF’s.  This statement applies prospectively to business combinations for which the amendments to other standards that related to business combinations, namely, 109, 142 and various EITF’s. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.  The Company believes the implementation of this standard will have no effect on our financial statements.

Annex A

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (this “Agreement”) is dated as of January 16, 2008, by and among LANGUAGE ACCESS NETWORK, INC., a Nevada corporation (“Parent”), INTERIM SUPPORT, LLC, a Nevada limited liability company (“Buyer”), iBeam Solutions, LLC, a Nevada limited liability company (“iBeam”) and the individual officers and directors of Parent who have executed this Agreement below (collectively, the “Officer/Directors”). (The forgoing parties to this Agreement are sometimes referred to herein collectively as the “Parties”).

  BACKGROUND INFORMATION

I.  Parent owns 100% of the issued and outstanding Units of Membership Interest (100% of the total equity) of Language Access Network, LLC, an Ohio limited liability company (“T-LAN”).

II.  Each of the Directors, together with Michael Guirlinger (the current CEO of Parent) and James Schilling (a former director of Parent) own an equal number of units of membership interest in Buyer (each of the Directors, Michael Guirlinger and James Schilling are referred to collectively herein as the “Buyer Members”).

III.  In light of declining stock prices and the inability of Parent to sustain sufficient cash flow to meet operating expenses and payroll, majority share ownership and creditors of Parent have proposed that the Directors immediately resign as directors of Parent, and, as an accommodation to Parent, that the Buyer Members cause Buyer to purchase 100% of the units of membership interest of T-LAN (the “T-LAN Units”), together with certain assets necessary or incidental to the operations of T-LAN (as further described herein), on terms and conditions set forth in this Agreement.

IV.  Buyer is willing to purchase, and Parent is willing to sell and assign to Buyer, the T-LAN Units and the T-LAN Assets, on terms and conditions set forth in this Agreement.

  STATEMENT OF AGREEMENT

THEREFORE, in consideration of the foregoing Background Information, the accuracy of which is hereby acknowledged, and in further consideration of the mutual promises and covenants herein set forth, the Parties hereby agree as follows:

1.  Purchase and Sale.Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (defined herein), Parent shall sell and transfer to Buyer, and Buyer shall purchase and acquire from Parent, all of Parent’s right, title and interest in and to all of the T-LAN Units, together with all of the assets of Parent, T-LAN or any Affiliate thereof relating to the T-LAN business, including without limitation, all fixed assets located at the principal offices of T-LAN, 111 Rich Street, Suite 250, Columbus, Ohio 43215 (the “T-LAN Premises”), equipment, trade fixtures, contract rights, license rights, deposits, accounts receivable, intellectual property (including the trade name

“LANGUAGE ACCESS NETWORK,” work in process, and goodwill (such assets, collectively, the “T-LAN Assets”). Provided however, that the T-LAN Assets shall not include the units of membership interest of iBeam nor any assets related to iBeam which are located at iBeam’s facility, it being understood that all software or systems developed by iBeam for T-LAN shall be considered “work for hire,” shall remain property of T-LAN and shall be included in the T-LAN Assets.

“Affiliate” means: (i) any person or entity that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the person or entity specified. For purposes of this definition, control of a person or entity means the power, direct or indirect, to direct or cause the direction of the management and policies of such person or entity whether by contract or otherwise and, in any event and without limitation of the previous sentence, any person or entity owning ten percent (10%) or more of the voting securities of another person or entity shall be deemed to control that person or entity.

Notwithstanding the foregoing, the transfer of the T-LAN Units or the T-LAN Assets pursuant to this Agreement shall not include the assumption of any liability of Parent or any of its Affiliates other than T-LAN (including without limitation, iBeam) unless Buyer expressly assumes such liability pursuant to Section 2.

2.  Assumed Liabilities. As a portion of the purchase price for the T-LAN Units and the T-LAN Assets, at Closing (defined herein), and pursuant to the Assignment and Assumption Agreement attached hereto as Exhibit A, Buyer shall assume and agree to pay the following liabilities of Parent and/or T-LAN (all such liabilities enumerated in Section 2(a) - 2(bb), the “Assumed Liabilities”):

(a)  $95,000 payable to Michael Guirlinger pursuant to: (i) that certain Promissory Note issued by Parent dated May 24, 2007, in principal amount of $75,000; and (ii) that certain Promissory Note issued by Parent dated October 1, 2007, in principal amount of $20,000;

(b)  All accrued but unpaid payroll liabilities associated with T-LAN employees;

(c)  Continuing responsibilities for healthcare benefits for T-LAN employees;

(d)  All rent and parking obligations pursuant to that certain Lease Agreement for the T-LAN Premises dated April 25, 2007;

(e)  All amounts payable to Shared Technologies for hardware provided by such company, in an amount believed to be approximately $27,000;

(f)  All amounts payable to InnovateIT for hardware provided by such company, in an amount believed to be approximately $35,000;

2

(g)  All amounts payable to AT&T for T-1 lines for December 2007, in an amounts believed to be $27,000, and for AT&T equipment in the amount roughly of $21,000;

(h)  All amounts payable to AT&T for normal phone and fax lines for the office, in amounts believed to be approximately $1,033.33;

(i)  All amounts payable to Jerry Tishkoff/Tishkoff Enterprises for commissions on account of T-LAN sales activities;

(j)  All amounts payable to Clary Communications for MARTTI logo and trademark work, in an amount believed to be $10,000;

(k)  Ordinary course liabilities associated with copiers, hosting, UPS, utilities, at T-1 lines for T-LAN’s business;

(l)  All payment obligations to Focus Business Solutions, LLC solely for accounting and financial reporting services associated with T-LAN from and after Closing;

(m)  Severance obligations to employees of T-LAN (and or employees of Parent on account of T-LAN service providers);

(n)  Any and all agreements or contracts entered into with C2D, believed to be approximately $720.00;

(o)  Capital One believed to be approximately $7,300.22;

(p)  Capitol Office Supply believed to be approximately $308.49;

(q)  Global Solutions Installation believed to be approximately $400.00;

(r)  Laurence E. Sturtz believed to be approximately $145.70 for travel expenses;

(s)  OneVision Solutions believed to be approximately $1,140.70;

(t)  Via Language believed to be approximately $4,600.00;

(u)  VSGI believed to be approximately $20,482.97;

(v)  Yankovich & Associates believed to be approximately $1,230.00;

(w)  Any and all agreements or contracts entered into with Radiant Technologies;

(x)  Any and all agreements or contracts entered into with SLA, believed to be approximately $4,500 per month;

3

(y)  Any and all agreements or contracts entered into with any sub-contractors for interpretation services;

(z)  Any and all agreements or contracts entered into with any companies for 800 numbers;

(aa)  Atlas Blueprint Supply believed to be approximately $54.00; and

(bb)  All other T-LAN liabilities or obligations that relate to past support or ongoing support for the operations and/or equipment of T-LAN not enumerated above or specifically delineated as “Retained Liabilities” in Section 3 of this Agreement.

3.  Retained Liabilities. The following liabilities shall be retained and paid by Parent, and shall not be part of the Assumed Liabilities (such liabilities, collectively, the “Retained Liabilities”):

(a)  All amounts payable to Parent, T-LAN or third parties by iBeam, in amounts believed to be approximately $9,000;

(b)  All liabilities associate with iBeam Solutions, LLC., believed to be approximately $800,000

(c)  All amounts payable on account of Convertible Debentures or other securities issued by Parent, in amounts believed to be approximately $1,800,000;

(d)  All amounts payable by Parent or its Affiliates to the following third parties:

(i)  Legal fees and expenses payable to Squire Sanders & Dempsey, LLP, in an amount believed to be approximately $118,000;

(ii)  J&J Consulting, in an amount believed to be approximately $6,000;

(iii)  Moore & Associates, in an amount believed to be approximately $6,500;

(iv)  Standard & Poor’s, in an amount believed to be approximately $3,500, together with ongoing Blue Sky fees to Standard & Poor’s in connection with Parent’s listing therewith;

(v)  Legal fees and expenses payable to Cane Clark law firm, in an amount believed to be $25,500 as of December 6, 2007;

(vi)  Business Wire, in an amount believed to be approximately $445 as of December 12, 2007;

4

(vii)  CEO Cast, with respect to an Agreement dated December, 2007, providing for payments in the amount of $5,000 per month; and

(viii)  Focus Business Solutions for accounting and financial reporting work provided by it prior to Closing, in amounts believed to be $5,125.

4.  Employees.Buyer shall have the right, but not the obligation, to offer to hire any persons who are both employees of Parent or T-LAN (but not employees of iBeam) who are primarily assigned to T-LAN operations as of the Closing Date or at any time subsequent thereto.

5.  Consideration. As the complete and sole consideration payable to Parent by Buyer for Buyer’s purchase of the T-LAN Units and the Assets, Buyer shall:

(a)  Cancel all indebtedness of Parent pursuant to that certain Promissory Note issued by Parent to Buyer in principal amount of $1,000,000, dated October 11, 2007 (the “Parent Note”);

(b)  Assume the Assumed Liabilities; and

(c)  Shall pay and deliver to Parent the Excess Payment (if any) in accordance with Section 6 of this Agreement.

6.  Excess Payment. As a part of the consideration payable by Buyer to Parent for the T-LAN Units and the T-LAN Assets, and as further evidence of the Buyer Members that there should be no personal benefit to the Buyer Members from the transactions evidenced by this Agreement, upon any subsequent sale by Buyer of the T-LAN Units or the T-LAN Assets (without any representation or warranty that such subsequent sale will occur):

(a)  All proceeds from such subsequent sale (if any) will be used solely to pay and satisfy the Assumed Liabilities, together with reasonable Buyer transaction expenses, closing expenses, reasonable deferred wages to officers and employees, accounting fees, amounts properly payable to iBeam pursuant to Section 8 of this Agreement, Buyer accounting fees and legal fees payable to Carlile Patchen & Murphy LLP; and

(b)  All proceeds from such subsequent sale in excess of the cumulative total of the amounts listed in Section 6(a) (if any) will be paid to Parent, as and when such excess proceeds (if any) are received by T-LAN or Buyer, to facilitate payment and satisfaction by Parent of the Retained Liabilities (such excess amount, if any, the “Excess Payment”).

7.  Closing. The closing of the transactions provided for in this Agreement (the “Closing”) shall take place immediately on execution of this Agreement and completion by the Parties of the items set forth in Sections 7(a)-(3) below, or as soon as practicable after all federal securities requirements have been complied with thereafter. (The date of last such item to occur is referred to herein as the “Closing Date.”) The Closing shall be completed as follows:

5

(a)  Authorizations. Buyer and Parent each shall deliver to each other, duly-authorized written resolutions or approvals issued by the Directors of Parent and the Managers of Buyer, in a form reasonably requested by each such Party, duly authorizing the execution and delivery by such entity of this Agreement and all documents to be executed and delivered by such entity as described in this Agreement, and the consummation of all actions and transactions required hereby and by such documents. Parent shall, as soon as practicable after the execution of this Agreement, deliver the written consent of a majority of the outstanding share ownership of Parent approving the transactions contemplated hereby, together with evidence of filing of all appropriate materials with the United States Securities & Exchange Commission, together with any other documents or materials reasonably requested by Buyer relative to approval of the transactions evidenced by this Agreement.

(b)  Parent Transaction Documents. Parent shall execute and deliver to Buyer: (i) a Unit Transfer Certificate in the form attached hereto as Exhibit B, conveying and assigning to Buyer all of the T-LAN Units; (ii) the Assignment and Assumption Agreement; and (iii) any and all other documents reasonably necessary to complete the sale and transfer to Buyer of the T-LAN Units and the T-LAN Assets, which documents shall in all respects be in such form as may be reasonably required by Buyer.

(c)  Buyer Transaction Documents. Buyer shall execute and/or deliver to Seller: (i) the cancelled Parent Note; (ii) the Assignment and Assumption Agreement; and (iii) any and all other documents reasonably necessary to complete the sale and transfer to Buyer of the Assets.

(d)  Officer/Directors’ Transaction Documents. All of the Officer/Directors shall execute or have executed and deliver to Parent: (i) resignations from their respective positions as Officers and Directors of Parent, effective as of 12:01 AM on the Closing Date; (ii) agreements to forfeit Officer/Directors’ options, warrants, or convertible features of any debt in the Company; and (iii) agreements to forfeit options, warrants, or convertible features of any debt in the Company held by employees of T-LAN or the Company assigned to T-LAN operations.

(e)  Other Documents.The Parties shall execute and deliver, or cause to be executed and delivered, all such other instruments and documents as may be necessary or reasonably appropriate to consummate the transactions contemplated by this Agreement.

8.  iBeam Support Obligation. As a material inducement to Buyer to enter into the transactions contemplated by this Agreement, from and after Closing, iBeam shall provide support services at such times as are reasonably requested by T-LAN or Buyer, and shall invoice T-LAN and receive payment for such services in the ordinary course of business and consistent with past practices. iBeam shall accrue amounts payable from T-LAN or Buyer for such services, but neither of them shall have any obligation to pay for such services until 45 days after the Closing Date.

6

9.  Indemnification.

(a)  Parent shall indemnify and hold Buyer and its members, managers, officers, directors, successors and permitted assigns (collectively, “Buyer Indemnified Parties”) harmless against and from any and all liabilities, obligations, assessments, suits, actions, proceedings, claims or demands, and any judgments, damages, losses, (any or all of the foregoing being hereinafter referred to as “Claims”), to which any of the Buyer Indemnified Parties may become subject, insofar as such Claims, or actions in respect thereof, arise out of or are based upon the Retained Liabilities, or the approval and completion by any of them (acting as directors or officers of Parent) of the transactions provided for in this Agreement

(b)  Buyer shall indemnify and hold Parent, its members, officers, managers, successors and permitted assigns (collectively, “Parent Indemnified Parties”) harmless against and from any and all Claims to which any of the Parent Indemnified Parties may become subject, insofar as such Claims, or actions in respect thereof, arise out of or are based upon any of the Assumed Liabilities.

10.  Representations and Warranties of Parent. Parent represents and warrants to Buyer that the following representations and warranties (“Representations”) are true and correct as of the date hereof and shall also be true and correct as of date of the Closing:

(a)  Parent. Parent is a corporation, duly organized and validly existing and in good standing under the laws of the State of Nevada. The board of directors and shareholders of Parent have approved the transactions reflected in this Agreement, and the board of directors of Parent has approved the execution, delivery and the performance of this Agreement and has authorized and directed Parent to execute, deliver and perform this Agreement in accordance with the terms hereof.

(b)  Free and Clear. Parent has good marketable title to all of the T-LAN Units and all of the T-LAN Assets, free and clear of all mortgages, conditional sales agreements, charges, pledges, security interests, restrictions, liens, encumbrances or other charges of any kind or nature whatsoever, including without limitation, any liens represented by financing statements (or, if any financing statements do exist, they shall be terminated on or in connection with the Closing at Buyer’s request), and excepting from such representation and warranty, the Assumed Liabilities.

(c)  Lawsuits.There are no legal, quasi-judicial or administrative actions, suits or proceedings of any kind or nature now pending or threatened before any court or administrative body which may adversely affect the power or authority of Parent to carry out the transactions to be performed by Parent hereunder.

(d)  Accuracy. No representation nor any Exhibit or Schedule attached hereto, to the best of Parent’s knowledge, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not materially misleading.

7

11.  Representations and Warranties of Buyer. Buyer represents and warrants to Parent that the following statements and representations are true and correct as of the date hereof and shall also be true and correct on the Closing Date:

(a)  Buyer. Buyer is a limited liability company duly organized, existing and in full force and effect under the laws of the State of Nevada and is duly authorized to carry on its business and to own and lease its properties as and in the place where such properties are now owned, leased or operated. Buyer has all the requisite power and authority to own all of its assets, to carry on its business as now conducted, to enter into this Agreement, to perform all terms of this Agreement and under the Assignment and Assumption Agreement and ancillary documents referenced herein, and to perform all terms hereof and thereof.

(b)  Authorization. The managers of Buyer have approved the execution, delivery and the performance of this Agreement and have authorized and directed the Buyer to execute, deliver and perform this Agreement in accordance with the terms hereof.

(c)  Accuracy.No representation of Buyer in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not materially misleading.

12.  Notices. Any notice, communication, request, reply or advice in this Agreement provided or permitted to be given, made or accepted by any Party to the other shall be in writing and shall be given or be served (a) by depositing the same in the United States mail, postage paid and registered or certified and addressed to the Party to be notified, with return receipt requested, or (b) by delivering the same in person to such Party or, if applicable, to an officer or manager of such Party. Notice deposited in the mail, delivered to the regular offices of either of the Parties (as same may be communicated in writing from time to time) in the manner hereinabove described shall be effective, unless otherwise stated in this Agreement, three days after the date it is so deposited. Notice given by personal delivery shall be effective upon delivery.

13.  Headings.Section or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.  Additional Assurances. The Parties shall prepare, execute and deliver such other documents, instruments or agreements after the Closing as may be or become necessary or appropriate to further implement the intent or terms of this Agreement.

15.  Governing Law. This Agreement and the rights of the Parties shall be governed by the laws of the State of Ohio, without regard to its conflict of laws provisions.

16.  Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

8

17.  Assignment.Neither Seller nor Buyer shall assign this Agreement or any interest therein.

18.  Entire Agreement. This Agreement, together with the instruments delivered hereunder, constitute the entire agreement among the Parties with respect to the subject matters hereof and thereof, and supersede all prior agreements and understandings, written or oral, among the Parties with respect to such subject matters.

19.  Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and permitted assigns of the Parties hereto.

20.  Interpretation and Construction.The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable. This Agreement or any section thereof shall not be construed against any Party due to the fact that said Agreement or any section thereof was drafted by said Party. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

21.  Schedules and Exhibits.All Schedules and Exhibits (including all duly authorized substitutions and replacements therefor) referred to in, and attached to, this Agreement hereby are incorporated in this Agreement by reference.

[Signature Page Immediately Follows]

9

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the day and year first above written.

BUYER:

INTERIM SUPPORT, LLC

By:	/s/ Laurence E. Sturtz
Laurence E. Sturtz
Authorized Representative

DIRECTORS:
[Solely as to Section 7(d)]

/s/ Laurence E. Sturtz
Laurence E. Sturtz

/s/ Andrew Panos
Andrew Panos

/s/ John Perez
John Perez

/s/ James Ginter
James Ginter

/s/ Val Warhaft
Val Warhaft

MICHAEL GUIRLINGER:
[Solely as to Section 7(d)]

/s/ Michael Guirlinger
Michael Guirlinger

PARENT:iBEAM:

LANGUAGE ACCESS NETWORK, INC.		iBEAM SOLUTIONS, LLC

By:	/s/ Michael Guirlinger	By:
CEO/CFO
10

EXHIBIT A

ASSSIGNMENT & ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of January 14, 2008, by and between LANGUAGE ACCESS NETWORK, INC., a Nevada corporation (“Parent”), and INTERIM SUPPORT, LLC, a Nevada limited liability company (“Buyer”).

BACKGROUND INFORMATION

I. Buyer and Parent have entered into an Acquisition Agreement of even date herewith (the “Acquisition Agreement”), pursuant to which Parent has agreed to assign, transfer and deliver to Buyer certain T-LAN Units and T-LAN Assets (as defined in the Acquisition Agreement), used or held for use by Parent and/or T-LAN in connection with the conduct of the business of T-LAN.

II. In connection with the transfer of the T-LAN Units and the T-LAN Assets to Buyer, Buyer has agreed to assume certain liabilities associated with and relating to T-LAN as described and defined in Section 2 of the Acquisition Agreement (the “Assumed Liabilities”).

STATEMENT OF AGREEMENT

THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Buyer and Parent hereby agree as follows:

1. Assignment of Assets. Parent hereby irrevocably transfers, conveys, assigns and delivers to Buyer all of Parent’s right, title and interest in and to the T-LAN Assets, free and clear of all claims, liens and encumbrances, other than the Assumed Liabilities.

TO HAVE AND TO HOLD THE SAME, FOREVER.

At any time or from time to time after the date hereof, at Buyer’s request and without further consideration, Parent shall execute and deliver to Buyer such other instruments of transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Buyer may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign the T-LAN Assets to Buyer.

2. Assumption of Liabilities. Buyer hereby accepts the assignment of the T-LAN Assets and undertakes and agrees from and after the date hereof, to assume and to pay, perform and discharge when due all of the Assumed Liabilities

Nothing contained herein shall require Buyer to pay or discharge any debts or obligations expressly assumed hereby so long as Buyer shall in good faith contest or cause to be contested the amount or validity thereof. Notwithstanding, Buyer agrees to indemnify Parent as provided in Section 9 of the Acquisition Agreement and defend Parent in the event Buyer contests the amount or validity of any of the Assumed Liabilities for whatever reason. Other than as specifically stated above or in the Acquisition Agreement, Buyer assumes no debt, liability or obligation of Parent by this Agreement (including without limitation, the Retained Liabilities defined and described in Section 3 of the Acquisition Agreement), and it is expressly understood and agreed that all debts, liabilities and obligations not assumed hereby by Buyer shall remain the sole obligation of Parent, its affiliates, successors and assigns.

1

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement on the day and year first above written.

BUYER:

INTERIM SUPPORT, LLC

By:	/s/ Laurence E. Sturtz
Laurence E. Sturtz
Manager

PARENT:

LANGUAGE ACCESS NETWORK, INC.

By:	/s/ Michael Guirlinger
Michael Guirlinger
Title:	CEO/CFO

2

EXHIBIT B

UNIT TRANSFER CERTIFICATE

LANGUAGE ACCESS NETWORK, LLC

UNIT TRANSFER

FOR VALUE RECEIVED, LANGUAGE ACCESS NETWORK, INC., a Nevada corporation, hereby transfers 100% of the Units of Membership Interest in and to Language Access Network, LLC, an Ohio limited liability company, Interim Support, LLC, a Nevada limited liability company and hereby waives any and all restrictions on transfer or other requirements provided for in any operating agreement, bylaws, the Articles of Organization of T-LAN, other documents or agreements (oral or written) or pursuant to the Ohio Limited Liability Companies Act, with respect to the transfer evidenced hereby.

Dated January 15, 2008

LANGUAGE ACCESS NETWORK, INC.

By:	/s/ Michael Guirlinger
Michael Guirlinger
Title:	CEO/CFO